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                                                                   EXHIBIT 10.18

                              CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is entered into as of January 24, 2000, by and between Omni Nutraceuticals, Inc., a Utah corporation and its subsidiaries or affiliates (the "Company"), and Corporate Financial Enterprises, a Delaware corporation ("Consultant").

     WHEREAS, the Company desires to acquire or merge with other businesses, enter into investment banking relationships and enhance shareholder value through the sale or restructuring of its business, recapitalizations, reorganizations and placement of common stock, preferred stock, and/or debt instruments (the "Company Objectives");

     WHEREAS, the Company recognizes that the Consultant can contribute to finding, analyzing, structuring, negotiating and financing business sales and/or acquisitions, joint ventures, alliances and other desirable projects, which contribution is of great value to the Company and its shareholders;

     WHEREAS, the Company believes it to be important both to the future prosperity of the Company Objectives and to the Company's general interest to retain Consultant as an exclusive consultant to the Company and have Consultant available to the Company for consulting services in the manner and subject to the terms, covenants, and conditions set forth herein;

     WHEREAS, in order to accomplish the foregoing, the Company and Consultant desire to enter into this Agreement, effective as of January 24, 2000, to provide certain services as set forth herein.

     NOW THEREFORE, in view of the foregoing and in consideration of the premises and mutual representations, warranties, covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. RETENTION. The Company hereby retains the Consultant on a non-exclusive basis during the Consulting Period (as defined in Section 2 below), and Consultant hereby agrees to be so retained by the Company, all subject to the terms and provisions of this Agreement.

2.   CONSULTING PERIOD. The Consulting Period shall commence on January 24,
     2000 and terminate no earlier than January 24, 2001, upon at least 90 days prior written notice. After January 24, 2001, either party may terminate this Agreement by giving 30 days written notice of termination to the other party.

3. DUTIES OF CONSULTANT. During the Consulting Period, the Consultant shall use its reasonable and best efforts to perform those actions and responsibilities necessary to (i) identify, analyze, structure and/or negotiate business sales and/or acquisitions, including

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     without limitation, merger agreements, stock purchase agreements, and any agreements relating to financing and/or the placement of debt or equity securities of the Company, (ii) assist the Company in its corporate strategies, (iii) assist the Company in the implementation of its business plan, in each case as requested by the Company (the "Services"). The Company shall provide all necessary financing required in order to purchase businesses approved by the Company, including cash or freely tradable or restricted securities. Such securities may include freely tradable Common Stock, restricted Common Stock, preferred stock in the Company, debt, convertible debt or any other security. Consultant shall render such Services diligently, in compliance with all applicable laws and to the best of its ability.

4. OTHER ACTIVITIES OF CONSULTANT. The Company recognizes that Consultant shall perform only those services that are reasonably required to accomplish the goals and objectives set forth herein, and that Consultant shall provide services to other businesses and entities other than the Company. Consultant shall be free to directly or indirectly own, manage, operate, join, purchase, organize or take preparatory steps for the organization of, build, control, finance, acquire, lease or invest or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, manager, agent, representative, associate, consultant, investor, advisor or otherwise with (collectively, be "Affiliated" with), any business or enterprise, or permit its name or any part thereof to be used in connection with any business or enterprise, engaged in any business, including but not limited to, any business that is the same as, substantially similar to or otherwise competitive with, adverse to, affiliated with, or otherwise related to the Company. Consultant may be Affiliated with any entity which may provide services to the Company. The Company hereby waives any conflict of interest that may arise from a relationship between Consultant and any entity which Consultant is Affiliated with provided that Consultant inform the Company of any material conflicts known to Consultant. This Agreement may not be assigned by Consultant, without the prior written consent of the Company; provided, however, Consultant's right to receive compensation hereunder may be assigned by Consultant.

5. COMPENSATION. In consideration for Consultant entering into this Agreement, the Company shall compensate Consultant as follows:

     a.   MONTHLY FEES AND BENEFITS:

          i. Retainer. The Company shall pay to Consultant a non-refundable monthly retainer of $5,000.

          ii. Expenses. The Company shall pay all such expenses reasonably incurred during the Consulting Period by the Consultant for business purposes which are related to or in furtherance of the goals and objectives identified by the Company and/or the provision of the Services (collectively,

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               "Company Purposes"), including, without limitation, expenses incurred with respect to the Consultant's travel (including business class travel for flights of less than two hours and first class travel for flights of two hours or more), meals and entertainment and other customary and reasonable expenses for Company Purposes. The Company shall pay authorized expenses directly, or, upon submission of bills, receipts and/or vouchers by the Consultant, by direct reimbursement to the Consultant. Consultant shall obtain the prior approval of the Company for any expenses in excess of $1,000, individually or in the aggregate.

     b. FEES FOR ACQUISITION OPPORTUNITIES. The Company shall pay to the Consultant a fee equal to ten percent (10%) of the total aggregate consideration paid for any acquisition or sale by the Company of any business, corporation or division (a "Target"), including, but not limited to, acquisitions by stock purchase agreement, merger agreement, plan of reorganization or asset purchase agreement, which fee shall be due upon closing of the transaction. For purposes hereof, the total aggregate consideration paid shall include all cash and stock paid to the seller or sellers of a Target upon closing of the transaction in addition to any contingent payments to the seller or sellers, including without limitation, earnouts, as if all performance targets are met, as well as any debts or liabilities assumed by the Company, including without limitation any debts for which the Company issues a guarantee. In addition, Consultant shall also be entitled to a financing fee equal to ten percent (10%) of any private or public placement of debt or equity securities of the Company, including without limitation, promissory notes, debentures, convertible debt, common stock or preferred stock, or any other securities owned by the Company, including without limitation securities of other corporations. Notwithstanding the foregoing, no fees shall be payable to Consultant unless either (i) Consultant introduces to the Company a party involved in any of the above described transactions (i.e. a purchaser, seller, lender or investor), or (ii) Consultant, at the request of the Company, provides advisory or other consulting services in connection with the transaction.

     c. THIRD PARTY COMMISSIONS. Consultant and/or its Affiliates shall be entitled to share in any fees or commissions payable by third parties on any transaction contemplated herein, including, but not limited to, any fees payable to Consultant by a third party lender, financing partner, or other party, or a seller of a corporation or business, including, without limitation, investment banking fees or commissions, business brokerage fees or commissions, finders fees, or any other fee payable by a third party to Consultant for any reason including the identification of the Company as a potential purchaser or seller of such corporation or business (a "Transaction Commission"). The Company hereby waives any conflict of interest that may arise due to any transaction wherein Consultant receives such a Transaction Commission, including, but not limited to, any conflict of interest which may arise as a result of the dual representation by

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          Consultant of the seller or purchaser of a corporation or business on the one hand, and the  Company on the other.

     d. FEES PAID IN COMMON STOCK. The Company, at its option, may pay fees due under paragraph (b) of this Section 5 in cash, or by issuance of Restricted Common Stock or freely tradeable, registered Common Stock. (Restricted Common Stock shall be issued at a rate equal to the lesser of (i) twenty percent (20%) of the Bid Price on the day prior to the closing date of a transaction which entitles the Consultant to receive such fees, or (ii) $2.50. Freely tradeable, registered Common Stock, pursuant to an effective and current registration statement, shall be issued at the rate equal to the lesser of (i) ten percent (10%) of the Bid Price on the day prior to the closing date of a transaction which entitles the Consultant to receive such fees, or $4.00.) All fees payable hereunder shall be paid within seven business days following the date upon which Consultant submits a written statement setting forth the amounts due and payable to Consultant.

6. TERMINATION. Subject to the cure provisions contained herein, the Company may terminate the Consulting Period upon written notice for Cause at any time. Cause shall mean that during the Consulting Period, the Consultant (i) materially breached the terms of this Agreement or (ii) engaged in gross negligence or willful or illegal misconduct that is materially injurious to the Company, and, after written notice of such breach or conduct, Consultant has failed to cure such breach or cease such conduct within not less than 30 days. Any termination pursuant to this section shall be communicated by written Notice of Intended Termination. For purposes of this Agreement, a "Notice of Intended Termination" shall mean a notice which shall clearly state the specific termination provision in this Agreement relied upon and shall set forth in reasonable and specific detail the facts and circumstances claimed to provide a basis for termination of the Consulting Period. No Notice of Intended Termination shall be valid unless it is signed by at least a majority of the entire board of directors of the Company (the "Board"), not counting any designee elected by Consultant or any of its affiliates.

     a. Not less than 15 days after receipt of the Notice of Intended Termination, Consultant shall have the opportunity to a full, complete and fair hearing in the presence of the entire Board. Not less than 10 days prior to the hearing, the Board shall present to Consultant its reasons for the termination, including the specific actions, inactions, omissions or other facts relied upon by the Board in making its determination that Consultant has materially breached this Agreement or engaged in gross negligence or willful or illegal misconduct and that the Company has the right to terminate this Agreement for Cause. Consultant shall have the right to rebut any evidence or allegations of wrongdoing at the hearing and shall have the right to be represented by counsel of Consultant's choice at such hearing. After such hearing, should the Board determine that this Agreement may properly be

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          terminated for Cause, it shall issue a written Final Notice of
          Termination to Consultant, signed by at least a majority of the members of the Board (not counting any designee elected by Consultant or any of its affiliates), setting forth in detail the specific facts, conclusions and findings of the Board in determining that Cause exists for the termination of this Agreement. The Final Notice of Termination shall contain an effective termination date, which effective termination date shall be no less than thirty (30) days from the date of the Final Notice of Termination.

7. NOTICE. Any notice required, permitted or desired to be given pursuant to any of the provisions of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered in person or sent by certified mail, return receipt requested, postage and fees prepaid, or by national overnight delivery prepaid service to the parties at their addresses set forth below. Any party hereto may at any time and from time to time hereafter change the address to which notice shall be sent hereunder by notice to the other party given under this paragraph. The date of the giving of any notice sent by mail shall be the day two days after the posting of the mail, except that notice of an address change shall be deemed given when received. The addresses of the parties are as follows:

               TO CONSULTANT:

               CORPORATE FINANCIAL ENTERPRISES
               2224 Main Street
               Santa Monica, California 90405
               Attn: President
               Telephone: (310) 452-1005
               Facsimile: (310) 581-6806

               TO THE COMPANY:
               Omni Nutraceuticals, Inc.
               5310 Beethoven Street
               Los Angeles, California 90066
               Telecopier:(310) 306-4840
               Attention: Chief Executive Officer

8. WAIVER. No course of dealing nor any delay on the part of either party in exercising any rights hereunder will operate as a waiver of any rights of such party. No waiver of any default or breach of this Agreement or application of any term, covenant or provision hereof shall be deemed a continuing waiver or a waiver of any other breach or default or the waiver of any other application of any term, covenant or provision.

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9.   DEFINITION OF "REASONABLE AND BEST EFFORTS." Reasonable and best efforts shall not include the payment of any non-reimbursable out-of-pocket costs or other payments by Consultant. Consultant shall not guarantee, make any representation concerning (which representation would survive the closing of any escrow or other transaction) or warrant (i) the condition, performance, value, or profitability of any business purchased, sold by, or otherwise considered for purchase by the Company; (ii) the validity or authorization of any capital stock purchased, sold by, or otherwise considered for purchase by the Company; (iii) the market value of any capital stock, business or assets purchased, sold by, or otherwise considered for purchase by the Company; (iv) the ability to finance, refinance or otherwise mortgage or encumber any business or corporation purchased, sold by, or otherwise considered for purchase by the Company; or
     (vi) that Consultant will find or present any business or corporation which the Company will consider, approve or ultimately purchase or be able to purchase; or (7) the covenants, representations or warranties of any party to any stock purchase, asset purchase, merger or other agreement entered into by the Company with any third party.

10. SUCCESSORS; BINDING AGREEMENTS. Prior to the effectiveness of any succession (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, the Company will require the successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had occurred. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business and/or assets which executes and delivers the Agreement provided for in this Section 10 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law or otherwise.

11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Any signature by facsimile shall be valid and binding as if an original signature were delivered.

12. CAPTIONS. The caption headings in this Agreement are for convenience of reference only and are not intended and shall not be construed as having any substantive effect.

13. GOVERNING LAW. This Agreement shall be governed, interpreted and construed in accordance with the laws of the state of California applicable to agreements entered into and to be performed entirely therein. Any suit, action or proceeding with respect to this Agreement shall be brought exclusively in the state courts of the state of California or in the federal courts of the United States which are located in Los Angeles, California. The parties hereto hereby agree to submit to the jurisdiction and venue of such courts for the purposes hereof. Each party agrees that, to the extent permitted by law, the losing party in a suit, action or proceeding in connection herewith shall pay the prevailing party its reasonable attorneys' fees incurred in connection therewith.

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14.  ENTIRE AGREEMENT/MODIFICATIONS. This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings and agreements, whether oral or written, regarding Consultant's retention by the Company; provided, however, that all fees previously earned and/or paid to Consultant under prior agreements shall be deemed earned, and shall be in addition to any fees payable hereunder. This Agreement shall not be altered or modified except in writing, duly executed by the parties hereto.

15. WARRANTY. The Company and Consultant each hereby warrant and agree that each is free to enter into this Agreement, that the parties signing below are duly authorized and directed to execute this Agreement, and that this Agreement is a valid, binding and enforceable against the parties hereto.

16. SEVERABILITY. If any term, covenant or provision, or any part thereof, is found by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the same shall not affect the remainder of such term, covenant or provision, any other terms, covenants or provisions or any subsequent application of such term, covenant or provision which shall be given the maximum effect possible without regard to the invalid, illegal or unenforceable term, covenant or provision, or portion thereof. In lieu of any such invalid, illegal or unenforceable provision, the parties hereto intend that there shall be added as part of this Agreement a term, covenant or provision as similar in terms to such invalid, illegal or unenforceable term, covenant of provision, or part thereof, as may be possible and be valid, legal and enforceable.

17. CONFIDENTIALITY. Consultant hereby agrees, and agrees to cause its officers, directors, shareholders and affiliates ("Consultant's Representatives") to treat all information received by Consultant or Consultant's Representatives concerning the Company or its business, financial condition, prospects and affairs, or Company Objectives, or other confidential information it may receive in the course of performing Services (unless already in the public domain through no breach of any duty owed the Company) as confidential proprietary information and it will not use, and shall cause all Consultant's Representatives not to use such information except in connection with the performance of Services hereunder. In the event this Agreement is Terminated, all such information shall be returned to the Company.

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     IN WITNESS HEREOF, the parties hereto have duly executed and delivered this
Agreement as of the day and year first above written.

CORPORATE FINANCIAL                     OMNI NUTRACEUTICALS, INC.
ENTERPRISES, INC.

By: /s/ Regis Possino                     By: /s/ Louis Mancini
    --------------------------                -----------------------------
    Regis Possino                             Louis Mancini
    President                                 President

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